UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2011
Date of Report (Date of earliest event reported)

EAGLE FORD OIL AND GAS CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

2951 Marina Bay Drive Suite 130-369 League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

281.383.9648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS

On August 11, 2011, Eagle Ford Oil & Gas Corp. (the “Company”) filed a Current Report on Form 8-K disclosing the Company entering into an agreement on August 5, 2011 to purchase 1.5% Working Interest in the Bayou Choctaw Project located in Iberville Parish, Louisiana from GFX Energy, Inc. (GFX), mailing address of 1811 Bering Drive, Suite 400, Houston, Texas 77057. The total purchase price to be paid to GFX for the 1.5% Working Interest by the Company was One Hundred Thousand Dollars ($100,000.00) plus seventy-five percent (75%) of all costs paid and incurred by GFX pursuant to the Participation Agreement and the Joint Operating Agreement prior to the Effective Date of July 1, 2011 except the Prospect Origination and Development Budget.

A review of the financial statements of the Working Interest in the Bayou Choctaw Project show that a restatement of earnings or other financial exhibits are not required under Regulation S-X Rule 3-05 as the results of the production are not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: October 5, 2011	By:/s//Paul Williams
Paul Williams, CEO